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                                                                 Exhibit 16


Securities and Exchange Commission
Washington, D.C.  20549

We agree with the statements made by Atlantic Preferred Capital Corporation in response to Item 304(a) of Regulation S-K, included on its Form 8-K dated April 3, 2000.

/s/   Wolf & Company, P.C.

Boston, Massachusetts
April 5, 2000









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